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                                                                     EXHIBIT 5.1


                         [LATHAM & WATKINS LETTERHEAD]



                              September 25, 2000

Infonet Services Corporation
2100 East Grand Avenue
El Segundo, California 90245-1022

Attn:  Board of Directors

               Re:  Registration Statement on Form S-8
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Gentlemen:

     This opinion is rendered in connection with the filing by Infonet Services Corporation, a Delaware corporation (the "Company"), of a registration statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the offer and sale of up to 6,000,000 shares of the Company's Common Stock, par value $0.01 per share (the "Shares"), pursuant to the exercise of options granted under the 2000 Omnibus Stock Plan (the "Plan"). We acted as counsel to the Company in connection with the preparation of the Registration Statement.

     We have examined such matters of fact and question of law as we have considered appropriate for purposes of rendering the opinion expressed below.

     We are opining herein as to the effect on the subject transaction of only the General Corporation Law of the State of Delaware, including statutory and reported decisional law thereunder, and we express no opinion with respect to the applicability thereto or the effect thereon of any other laws or as to any matters of municipal law or any other local agencies within any state.

     Subject to the foregoing and in reliance thereon, we are of the opinion that, upon the issuance and sale of the Shares in the manner contemplated by the Registration Statement and in accordance with the terms of the Plan, and subject to the Company completing all action and proceedings required on its part to be taken prior to the issuance of the Shares pursuant to the terms of the Plan and the Registration Statement, including, without limitation, collection of required payment for the Shares, the Shares will be legally and validly issued, fully paid and nonassessable securities of the Company.

     This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to or relied upon by any other person, firm or corporation for any purpose, without our prior written consent. We consent to your filing this opinion as an exhibit to the Registration Statement.

                              Very truly yours,

                              /s/ Latham & Watkins

                              LATHAM & WATKINS